Restructuring PLAN January 16, 2024 LEG (NYSE) www.leggett.com Exhibit 99.2

Statements in this presentation that are not historical in nature are “forward-looking.” These statements include the estimates of the amounts and timing of the Restructuring Plan costs (cash and non-cash) and impairment charges aggregately and by segment; the amount and timing of annual EBIT benefit; the amount of annual sales reduction; the immaterial impact of estimated sales reduction; the amount and timing of proceeds from the sale of real estate, and the use of these proceeds for debt reduction; the number of Bedding Product segment facilities to be consolidated; the maintenance of our investment grade debt ratings and current dividend practices; and the underlying assumptions relating to the forward-looking statements. All such forward-looking statements are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of the Company at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends, or results. Some of the risks and uncertainties and developments which may cause actual events or results to differ from forward-looking statements include the following: the preliminary nature of the estimates related to the Restructuring Plan, and the possibility that all or some of the estimates may change as the Company’s analysis develops, and additional information is obtained; our ability to timely implement the Restructuring Plan in a manner that will positively impact our financial condition and results of operation; our ability to timely dispose of real estate pursuant to the Restructuring Plan and obtain expected proceeds; the impact of the Restructuring Plan on the Company’s relationships with its employees, customers and vendors; global inflationary and deflationary impacts; macro-economic impacts; pandemics; demand for our products and our customers’ products; our manufacturing facilities’ ability to remain fully operational; goodwill and long-lived asset impairment; inability to issue commercial paper or borrow under the credit facility; inability to collect receivables; inability to pass along raw material price increases; inability to maintain profit margins; conflict between China and Taiwan; changes in our capital needs; changing tax rates; market conditions; increased trade costs; foreign country operational risks; price and product competition; cost and availability of raw materials, parts, labor and energy costs; cash generation to pay the dividend; political risks; ability to grow acquired businesses; disruption to our rod mill; disruption to our operations and supply chain from weather-related events and other impacts; foreign currency fluctuation; our ability to manage working capital; anti-dumping duties; data privacy; cybersecurity incidents; customer bankruptcies and losses; climate change regulations; ESG risks; bank failures; cash repatriation; litigation risks; and other risk factors in Leggett’s most recent Form 10-K and Form 10-Q. Market and Industry Data Unless we indicate otherwise, we base the information concerning our markets/industry contained herein on our general knowledge of and expectations concerning those markets/industry, on data from various industry analyses, on our internal research, and on adjustments and assumptions that we believe to be reasonable. However, we have not independently verified data from market/industry analyses and cannot guarantee their accuracy or completeness. Forward-Looking Statements

Driving improved performance & profitable growth Implementing a Restructuring Plan to improve profitability and better align with the markets we serve Key initiatives primarily related to the Bedding Products segment Continuing to reshape product and commercial strategy Optimizing manufacturing and distribution footprint Smaller actions within the Furniture, Flooring, and Textile Products segment Aligning capacity with regional demand Driving operating efficiencies

Headwinds Actions We Are Taking Evolving competitive landscape and shifting product preferences Prioritizing innovative, higher-value content and product solutions while maintaining market leading service and product quality levels Abnormal demand trends Aligning capacity with anticipated future market demand and driving operating efficiencies Limited integration of Specialty Foam Greater integration of specialty foam and innerspring capabilities BEDDING HEADWINDS & THE PATH FORWARD

Bedding products INITIATIVES Enabling profitable growth via expanded product capabilities, increased content Reducing costs Creating value for our customers and shareholders FOOTPRINT: Higher output manufacturing locations with sufficient capacity to meet customer needs More efficient, regional distribution network From 50 to ~30–35 facilities PRODUCTS: Innovative, higher-value content and additional product solutions Components to private label finished goods Leveraging specialty foam and innerspring technologies

EXPECTED FINANCIAL IMPACT EBIT benefit driven by optimized Bedding footprint Expect to begin realizing in the second half of 2024 Expect to see full benefit on an annualized run-rate basis by late 2025 Sales reduction primarily related to geographic changes within Bedding Real estate sales of property associated with initiatives expected to be substantially complete by the end of 2025 Proceeds expected to primarily be used for debt reduction $40–$50 million Annual EBIT Benefit $60–$80 million Cash from Real Estate ~$100 million Annual Sales Reduction

EXPECTED restructuring costs Bedding Products restructuring and restructuring-related costs (at midpoint of range): ~$33M cash ~$38M non-cash Furniture, Flooring & Textile Products restructuring and restructuring-related costs (at midpoint of range): ~$2M cash ~$2M non-cash $65–$85 million Total Restructuring Costs $30–$40 million Restructuring Cash Costs $35–$45 million Restructuring Non-cash Costs Approximately half of costs are anticipated to be incurred in 2024

FINANCIAL TARGETS Withdrawing previously stated TSR goal of 11-14% and financial targets, including: 6-9% annual revenue growth 11.5-12.5% EBIT margin ~50% dividend payout ratio Revised targets will be issued at a future date Not changing our objectives of maintaining investment grade debt ratings and our current dividend practices

For Additional Information Ticker: LEG (NYSE) Website: www.leggett.com Email: invest@leggett.com Phone: (417) 358-8131 Find our Fact Book and Sustainability Report at www.leggett.com Cassie Branscum Vice President, Investor Relations Kolina Talbert Manager, Investor Relations